Exhibit 23.2

MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Registration Statement of Xplore Technologies Corp. on Form S-4 (the “Registration Statement”) of (i) our report dated June 20, 2006 (except for Notes 19(a) and 19(c), as to which the date is November 8, 2006), appearing in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and (ii) to the reference to us under the heading “Experts” in the Prospectus.

Toronto, Canada

November 14, 2006

/s/ MINTZ & PARTNERS LLP
CHARTERED ACCOUNTANTS